EXHIBIT 10.15

Guarantee Contract of Maximum Amount

Guarantor (“Party A”):

Winner Medical & Textile Ltd. Tianmen
Domicile (Address): No. 47 South Road of Jianshe, Yuekou Town of Tianmen City, Hubei Province.
Legal representative: Jianquan Li

Winner Medical & Textile Ltd. Jingmen
Domicile (Address): Pailou Town, Jingmen City, Hubei Province
Legal representative: Jianquan Li

Winner Medical & Textile Ltd. Yichang
Domicile (Address): No. 20 Jiangxia Avenue, Jiangkou Town, Zhijiang City, Hubei Province.
Legal representative: Jianquan Li

Loaner (“Party B”): Shenzhen Longhua Branch of Industrial and Commercial Bank of China

Domicile (Address): Industrial and Commercial Bank Building, Renmin Road, Longhua Town, Baoan District, Shenzhen City.
Legal representative(Person-in-charge): Lin Xiao

For the purpose of ensuring the performance of obligations of the debtor of the master contract under all loan contract and other financing contract (“Master Contract”) signed by Winner Industries (Shenzhen) Co., Ltd. (“Debtor of the Master Contract”) with Party B hereto within the maximum amount loan of RMB 30,000,000 Yuan only and other financing balance in the period from September 13th, 2004 to September 12th, 2006, Party A agrees to provide guarantee for the Debtor of the Master Contract. To clarify rights and obligations of both parties, Party A and Party B, after thorough negotiations, hereby enter into this Contract in accordance with Contract Law of the People’s Republic of China (PRC), Guarantee Law of PRC and other relevant laws and regulations.

Article 1 Declaration and Guarantee of Party
1.1	Party A has the qualification as guarantor in accordance with PRC laws and regulations and can provide guarantee outwards.

1.2
Party A has the capacity to undertake guarantee liabilities, and the guarantee liabilities shall not be reduced or released by any order, change of financial statement or any agreement entered into between Party A and any other party.

1.3
Party A fully understands the loan and financing purposes of Debtor of the Master Contract, and voluntarily provides guarantee for Debtor of the Master Contract. All its expression under this Contract is true and authentic.

1.4
If Debtor of the Master Contract fails to perform the obligations of repaying principal, interest and relevant expenses, Party B is entitled to demand from Party A directly by deducting the amount in the account opened by Party A in Party B.

Article 2 Type and Amount of the Guaranteed Master Creditor’s Right
2.1
The master creditor’s right guaranteed by this Contract is all the RMB Loans and other financings Party B granted to Party A within the maximum loan amount and other financing balance according to the Master Contract within the period stated in this Contract.

Article 3 Term of Performance of the Debtor of the Master Contract
3.1	In accordance with the provisions of the Master Contract.

Article 4 Form of Guarantee
4.1	The form of this contract is that all the three guarantors provide joint and several liabilities guarantee to Party B.

Article 5 Coverage of Guarantee
5.1
The guarantee of this Contract shall cover all the principal, interest, compound interest, default interest, fine for breach of contract, compensation, expenses incurred in the enforcement of creditor’s rights and all the other due expenses under the Master Contract.

Article 6 Term of Guarantee
6.1
The guarantee period of each loan or financing guaranteed under this Contract shall be separately calculated, and the guarantee period is two years commencing from the next day of the confirmed expiry date of each loan or financing;

6.2
If the loan or other financing confirmed by the Master Contract expires in batch, then the guarantee period of each batch of loan or other financing shall be two years commencing from the next day of the expiry date of each batch of loan or other financing;

6.3
If Party B demands Party A to repay the amount before the due date according to the provisions of the Master Contract, the guarantee period shall be two years commencing from the next day of the repay date stated in the notice given by Party B.

Article 7 Rights and Obligations of Party A
7.1	To provide relevant information according to requirement of Party B and to guarantee that such information be lawful and authentic;

7.2	To sign the receipt of the Pressing Letters or other pressing documents sent by party B and send off within three days from the signing date;

7.3	To inform Party B timely on the occurrence of the following circumstances:

7.3.1	Change in operational mechanism, such as enforcing contract, lease combined management, amalgamation, merger, division, reorganization of shareholding system, equity (cooperative) joint venture;

7.3.2	Change in business scope, registered capital and share equity;

7.3.3	Financial statement deteriorates or involved in severe economic disputes;

7.3.4	Bankruptcyôwinding up businessôdissolution, shut down for rectification, revocation of business license and repealed;

7.3.5	Change in domicile, telephone number, and legal representative.

7.4
On occurrence of the circumstances indicated in 7.3.1 or 7.3.2, Party A shall inform Party B 30 days in advance; on occurrence of the other circumstances above-mentioned, Party A shall inform Party B within five days from the occurrence date.

7.5
If Party B and the Debtor of the Master Contract negotiate to modify the Master Contract, consent from Party A is not required unless extending period or increasing the amount of Loan. Party A shall undertake joint and several liabilities within the coverage of the original guarantee.

7.6
If Party B transfers the master creditor’s right to a third party within the valid period of this Contract, Party A shall still undertake joint and several liabilities within the coverage of the original guarantee.

7.7	If Party A provides any form of guarantee to a third party during the valid period of this Contract, such guarantee shall not have negative impact on the benefit of Party B.

7.8
During the valid period of this Contract, if events like division, merger, reorganization of shareholding system and other events occurred to Party A, it shall guarantee that all the guarantee liabilities under this Contract shall be transferred to any or all the successive parties properly.

7.9	After Debtor of the Master Contract repaid all the debts under the Master Contract, Party A shall no longer undertake the guarantee liabilities.

Article 8 Rights and Obligations of Party B
8.1	To demand Party A for relevant documents certifying its legal identity.

8.2	To demand Party A for financial report and other information reflecting its creditworthiness.

8.3
To demand Party A for its guarantee liabilities in accordance with this Contract if Party B has not collected or fully collected its creditor’s rights on expiry of the term of performance of the creditor’s right.

8.4
Party B is entitled to inform Party A with a written notice of pre-undertaking the guarantee liabilities under one of the following circumstances. Party A shall perform its guarantee liabilities within 10 days from the date on receiving of the aforesaid notice:

8.4.1	Party B terminates the Master Contract legally in accordance with the provisions in the Master Contract;

8.4.2	Party B withdraws the Loan before the due date in accordance with the other situations stated in the Master Contract.

8.5	If party B legally transfers the master creditor’s right to a third party during the valid period of this Contract, it shall inform Party A in time.

Article 9 Liability for Breach of Contract
9.1	Any losses or damages of Party B raised by false declaration and statement of Party A made according to Article 1 of this Contract shall be indemnified.

9.2
After enforcement of this Contract, both Party A and B shall fully perform the obligations under this contract. Either party fails to perform or fully perform the obligations, it shall undertake relevant defaulting liabilities and shall indemnify the non-defaulting party against the losses caused therefrom.

9.3	If this Contract becomes invalid by fault of Party A, Party A shall indemnify Party B against all the losses within the coverage of guarantee.

Article 10 Effectiveness, Modification and Termination of the Contract
10.1
This Contract shall become effective once its is signed and stamped by both parties and shall be terminated up on the date of the fully payment of any loans and other financing principal, interest, compound interest, default interest, fine for breach of contract, compensation, expenses incurred in the enforcement of creditor’s rights and all the other due expenses under this Contract.

10.2
This contract is independent from Master Contract and shall not be impact by the invalidity of the Loan Contract. If the Master Contract is invalid, Party A shall still undertake guarantee liabilities in accordance with this Contract.

10.3
Once this contract becomes effective, neither party can modify or terminate it freely. Modification or termination of the Contract shall be made by a written agreement between the two parties through negotiations. This Contract shall remain in force before such written agreement been reached.

Article 11 Settlement of Disputes
11.1
Any dispute between Parties A and Party B in connection with the performance of this Contract shall be settled by the two parties through negotiations. In case no settlement can be reached, either party is entitled to submit the dispute to the court where Party B is located by way of suit.

Article 12 Miscellaneous

Article 13 Attachments
13.1	The attachments hereto shall constitute an integral part of this Contract, and shall have equal legal effect with this Contract.
13.2	The attachments of this Contract include:
Attachment 1 Confirmation Letter for Important Contract Obligation Reminder
Attachment 2 Confirmation Letter for Important Contract Obligation Reminder
Attachment 3 Confirmation Letter for Important Contract Obligation Reminder

Article 14 Supplementary Articles
14.1	The Contract is executed in five counterparts with Party A holding three, Party B and the Debtor of the Master Contract each holding one and they are of the same legal effect.

Party A (stamp): Winner Medical & Textile Ltd. Tianmen
Legal representative (authorized representative): Jianquan Li
September 13th, 2004

Party A (stamp): Winner Medical & Textile Ltd. Jingmen
Legal representative (authorized representative): Jianquan Li
September 13th, 2004

Party A (stamp): Winner Medical & Textile Ltd. Yichang
Legal representative (authorized representative): Jianquan Li
September 13th, 2004

Party B (stamp): Shenzhen Longhua Branch of Industrial and Commercial Bank of China
Legal representative (authorized representative): Lin Xiao
September 13th, 2004

Attachment 1

Confirmation Letter for Important Contract Obligation Reminder

To:	Shenzhen Longhua Branch of Industrial and Commercial Bank of China

As a party to the Guarantee Contract of Maximum Amount (contract number: Gong Yin Shen Gao Bao Longhua Zi 2004 Nian No.004) to be signed with your good bank, we hereby confirm that we have paid due attention to the underlined articles stipulating the major obligations of our side and we accept such articles.

Confirming Party (official seal): Winner Medical & Textile Ltd. Tianmen

Legal representative (signature): Jianquan Li

September 13th, 2004

Attachment 2

Confirmation Letter for Important Contract Obligation Reminder

To:	Shenzhen Longhua Branch of Industrial and Commercial Bank of China

As a party to the Guarantee Contract of Maximum Amount (contract number: Gong Yin Shen Gao Bao Longhua Zi 2004 Nian No.004) to be signed with your good bank, we hereby confirm that we have paid due attention to the underlined articles stipulating the major obligations of our side and we accept such articles.

Confirming Party (official seal): Winner Medical & Textile Ltd. Jingmen

Legal representative (signature): Jianquan Li

September 13th, 2004

Attachment 3

Confirmation Letter for Important Contract Obligation Reminder

To:	Shenzhen Longhua Branch of Industrial and Commercial Bank of China

As a party to the Guarantee Contract of Maximum Amount (contract number: Gong Yin Shen Gao Bao Longhua Zi 2004 Nian No.004) to be signed with your good bank, we hereby confirm that we have paid due attention to the underlined articles stipulating the major obligations of our side and we accept such articles.

Confirming Party (official seal): Winner Medical & Textile Ltd. Yichang

Legal representative (signature): Jianquan Li

September 13th, 2004